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NS GROUP, INC.            March 31, 2003      Form 10-Q             Exhibit 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (thousands of dollars)

                                              Three Months Ended
                                            3/31/2003   3/31/2002
                                            ---------   ---------
Earnings

    Pretax income (loss)                    $ (11,215)  $ (14,307)

    Interest expense                            1,361       2,596
    Interest portion of rent expense (a)           99         126
                                            ---------   ---------

                                            $  (9,755)  $ (11,585)
                                            =========   =========

Fixed Charges
     Interest expense                       $   1,361   $   2,596
     Interest portion of rent expense (a)          99         126
                                            ---------   ---------

                                            $   1,460   $   2,722
                                            =========   =========

Ratio of Earnings to Fixed Charges                  -           -

Deficiency in Earnings                      $  11,215   $  14,307

(a) One-third of rent expense is the portion deemed representative of the interest factor.